Exhibit 99.1

Janover Inc. Provides Business Update for the Second Quarter of 2023

Reports 29% sequential quarterly revenue growth

from the first quarter of 2023 to the second quarter of 2023

Boca Raton, FL – September 05, 2023 – Janover Inc. (Nasdaq:  JNVR) (“Janover” or the “Company”), an AI-enabled, B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch, today provided a business update for the quarter ended June 30, 2023.

Blake Janover, CEO of Janover, stated, “On July 25, 2023, we achieved historic milestones for our Company by completing an IPO onto the Nasdaq Stock Market and concurrently raising over $5 million.  This was a direct result of intensive analysis, planning and hard work by our leadership team and Board of Directors.”

Mr. Janover continued, “Despite industry-wide challenges and management’s focus on our IPO, we performed well during the second quarter of 2023, with second quarter 2023 revenue increasing to $602 thousand, a 29 percent sequential increase compared to the first quarter of 2023.  Although we experienced a modest decline over the second quarter of 2022, we believe we outperformed the broader market by a significant margin, which we believe reflects the efficacy of our business model and the inherent ability of our platform to capitalize on the volatility in the market. It is also important to note that the second quarter of 2022 included a single transaction that significantly lifted revenue.  Excluding this loan, our base business would have also increased on a year-over-year basis.  Looking ahead and with the IPO behind us, we aim to secure more of these larger transactions going forward.   Moreover, our revenue per transaction increased by 48.9 percent. This was a direct result of an increase in the average loan size, which is a testament to our ability to continue to execute on our strategy, supported by a best-in-class digital platform.”

Further reiterating its mission to make commercial lending frictionless for both borrowers and lenders, Mr. Janover added, “Our strategy remains focused around building an all-star team to execute on our key initiatives including scaling our AI, enhancing our marketplace for borrowers and lenders, and continuing to provide best-in-class educational content across our ecosystem of websites to drive our best-in-class SEO and resulting organic traffic.”

With the IPO completed, Mr. Janover noted that Company’s and its management’s efforts were now focused on long-term shareholder value, revenue growth and continuing to scale its technology, specifically its AI, with an emphasis on its most profitable cohorts of customers. Mr. Janover concluded, “Our focus is delivering long-term shareholder value via delivering cost-effective value throughout our entire ecosystem to all stakeholders. Through the implementation of generative AI and our digital platform, we have maintained a lean, scalable and high gross-margin infrastructure.”

The complete financial results for the quarter ended June 30, 2023, are now available in the Company’s Form 10-Q, which has been filed with the Securities and Exchange Commission and is available at: www.sec.gov.

About Janover Inc.

Janover is a B2B fintech marketplace connecting commercial property borrowers and lenders with a human touch. The Company seeks to revolutionize the commercial real estate lending market by making it hyper-efficient, transparent, and accessible to all rather than the few.  Through the Company’s online platform, it provides technology that connects commercial mortgage borrowers looking for capital to refinance, build, or purchase commercial property, including, but not limited to, apartment buildings, to commercial property lenders. Borrowers include, but are not limited to, owners, operators, and developers of commercial real estate including multifamily properties and most recently, a growing segment of small business owners, which Janover believes represents a significant growth opportunity. Lenders include small banks, credit unions, REITs, Fannie Mae® and Freddie Mac® multifamily lenders, FHA® multifamily lenders, debt funds, CMBS lenders, SBA lenders, and more. Additional information about the Company is available at: https://janover.co/.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, references to the Company’s expectations regarding the closing of the public offering and its anticipated use of net proceeds from the offering. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering, or factors that result in changes to the Company's anticipated use of proceeds. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. These and other risks and uncertainties are described more fully in the section captioned "Risk Factors" in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-267907). As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: jnvr@crescendo-ir.com